UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2013

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	000-54809	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 5, 2013, Altisource Asset Management Corporation (“AAMC” or the “Company”) was notified by the New York Stock Exchange that the Company is authorized to transfer the listing of its common stock to the NYSE MKT. The Company expects to begin trading on the NYSE MKT on September 12, 2013. Until the transfer is complete, AAMC's common stock will continue to be quoted on the OTCQX. Following the transfer to the NYSE MKT, the Company's common stock will continue to trade under the ticker symbol “AAMC.”
A copy of a press release announcing the NYSE MKT approval and listing transfer is attached as Exhibit 99.1 to this Form 8-K.
Caution regarding forward-looking statements
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs and expectations as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC's ability to achieve its business and strategy and implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of Altisource Asset Management Corporation dated September 10, 2013

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
Date: September 10, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary